Exhibit 99.2
SECOND AMENDMENT TO STANDARD INDUSTRIAL NET LEASE
This Amendment, dated July 1, 2006, is made to that Standard Industrial Net Lease by and between Sorrento Square, a California limited partnership (“Landlord”) and Halozyme, Inc. a California corporation (“Tenant”), with reference to the following facts:
RECITALS
A.	Landlord and Tenant have heretofore entered into that certain Standard Industrial Net Lease dated May 20, 2003, as amended by that certain First Amendment to Standard Industrial Net Lease (collectively, the “Lease”) for the premises described as Suites 16 & 17 located at 11588 Sorrento Valley Road, San Diego, California, containing approximately 5,728 square feet.

B.	Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

C.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
AMENDMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of this is hereby acknowledged, the Lease is hereby amended as follows:
1.	Minimum Monthly Rent: Minimum Monthly Rent shall be as follows:

July 1, 2006 — June 30, 2007: $12,283.44 per month

July 1, 2007 — December 31, 2007: $12,774.78 per month

2.	Extension of Lease Term: The Lease Term is hereby extended through December 31, 2007.

3.	No Other Change. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.
IN WITNESS WHEREOF, this First Amendment to Standard Industrial Net Lease is executed as of the date first above written.

LANDLORD:

Sorrento Square, a California limited partnership

By:	CDC Financial Investors GP I, LLC, a Delaware limited liability company

	By:	CDC Financial Investors, LLC, a Delaware limited liability company, Its Manager

		By:	Collins Development Company, a California corporation, Its Manager

			By:	/s/ Bill Tribolet

			Its:	Vice President

TENANT:

Halozyme, Inc., a California corporation

BY: /s/ David Ramsay

Title: Chief Financial Officer